Exhibit 99.3

CONSENT OF PERSON TO BECOME DIRECTOR

Pursuant to Rule 438 of the Securities Act of 1933, the undersigned hereby consents to being named in the Registration Statement on Form S-4 of Lam Research Corporation (“Lam Research”), as amended, relating to the proposed merger of KLA-Tencor Corporation with a wholly-owned subsidiary of Lam Research, as a person to become a director of Lam Research contingent upon and effective as of the closing of such merger.

Signed:	/s/ Gary B. Moore
Name:	Gary B. Moore

Milpitas, California

January 12, 2016